SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): MAY 13, 1997

                             FRENCH FRAGRANCES, INC.
             (Exact name of registrant as specified in its charter)

         FLORIDA                            1-6370               59-0914138
    (State or other jurisdiction          (Commission          (IRS Employer
    of incorporation)                     File Number)       Identification No.)

    14100 N.W. 60TH AVENUE
    MIAMI LAKES, FLORIDA                                           33014
    (Address of principal executive offices)                     (Zip Code)

    Registrant's telephone number, including area code:   (305) 818-8000


         ---------------------------------------------------------------
          (Former name or former address, if changed since last report)

    ITEM 5. OTHER EVENTS.

                      On May 13, 1997, French Fragrances, Inc. (the "Company"), consummated the private placement pursuant to the Securities Act of 1933, as amended, of $115 million principal amount of 10-3/8% Senior Notes due 2007 (the "Notes"). Approximately $48.6 million of the net proceeds from the sale of the Notes was used to repay all of the outstanding indebtedness under the Company's credit facility and an additional $14.4 million of the net proceeds was used to repay an equivalent principal amount of subordinated debentures of the Company. In addition, the Company applied approximately $4.2 million to the acquisition of the 50% interest in Fine Fragrances, Inc. ("Fine Fragrances") not owned by the Company and the repayment of all of the outstanding indebtedness under Fine Fragrances' credit facility. Fine Fragrances is the exclusive distributor in the United States and Canada of the Salvador Dali, Cafe, Taxi and Watt fragrance brands and following the acquisition of the 50% interest, its operations will be consolidated with those of the Company.

                      The balance of the net proceeds from the offering of the Notes will be used to provide the Company with additional working capital support, as well as increased operational and financial flexibility to take advantage of expansion opportunities, through acquisitions or new product distribution arrangements.

                      The Notes have not been registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Notes are expected to be exchanged for new notes containing identical terms which will be registered under the Act. The exchange offer will be made only by means of a prospectus.

                      In connection with the offering of the Notes, the Company entered into a new $40 million standby credit facility which will be available for additional working capital support.

    ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

    Exhibit
    Number                            Description
    ------        -------------------------------------------------------------
    4.1           Indenture, dated as of May 13, 1997, between the Company and
                  Marine Midland Bank, as trustee.

    4.2 Registration Rights Agreement, dated May 13, 1997, among the Company, Donaldson, Lufkin & Jenrette Securities Corporation and TD Securities (USA) Inc.

    4.3 Credit Agreement, dated as of May 13, 1997, between the Company and Fleet National Bank.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       FRENCH FRAGRANCES, INC.

                                       /S/ WILLIAM J. MUELLER
                                       ----------------------
    Date: May 14, 1997                 William J. Mueller
                                       Vice President - Operations and
                                       Chief Financial Officer

                                 EXHIBIT INDEX

    Exhibit
    Number                            Description
    ------        -------------------------------------------------------------
    4.1           Indenture, dated as of May 13, 1997, between the Company and
                  Marine Midland Bank, as trustee.

    4.2 Registration Rights Agreement, dated May 13, 1997, among the Company, Donaldson, Lufkin & Jenrette Securities Corporation and TD Securities (USA) Inc.

    4.3 Credit Agreement, dated as of May 13, 1997, between the Company and Fleet National Bank.